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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 330-90996 of CBRL Group, Inc. on Form S-3 of our report on the consolidated financial statements of CBRL Group, Inc. dated September 13, 2001 appearing in and incorporated by reference in the Annual Report on Form 10-K of CBRL Group, Inc. for the year ended August 3, 2001 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP


Nashville, Tennessee
July 11, 2002